UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PC CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

(603) 683-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2005

The 2005 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation (the “Company”), will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire on Thursday, June 9, 2005 at 10:00 a.m., Eastern time, to consider and act upon the following matters:

1.	To elect six directors to serve until the 2006 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder from 637,500 to 837,500 shares, representing an increase of 200,000 shares;

3.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 22, 2005 are entitled to notice of and to vote at the meeting or any adjournments thereof. The stock transfer books of the Company will remain open. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Steven Markiewicz, Secretary

Merrimack, New Hampshire

May 2, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PC Connection, Inc., a Delaware corporation (the “Company”), for the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 9, 2005 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire or any adjournment or adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders’ instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”), and the Company’s Annual Report to Stockholders for the year ended December 31, 2004 are being mailed to stockholders on or about May 11, 2005.

Voting Securities and Votes Required

On April 22, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 25,135,721 shares of Common Stock of the Company, $.01 par value per share (the “Common Stock”). Stockholders are entitled to one vote per share. The stock record books of the Company will remain open for inspection by stockholders of record for ten days prior to the Annual Meeting at the offices of the Company at the above address and at the time and place of the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the approval of Proposals 2 and 3.

Shares that abstain from voting in a particular matter, and shares held in “street name” by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Abstentions and “broker non-votes” will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31, 2005, the beneficial ownership of the Company’s Common Stock by: (i) persons known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each of the current and nominated directors of the Company; (iii) each of the current or former executive officers of the Company named in the Summary Compensation Table under the heading “Executive Compensation” below; and (iv) all current directors and executive officers of the Company as a group.

Name	Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock Outstanding (2)
Patricia Gallup	8,714,094	(3)	34.7%
David Hall	8,410,789	(4)	33.5
FMR Corporation	1,704,361	(5)	6.8
Dimensional Fund Advisors, Inc.	1,566,232	(6)	6.2
Robert Wilkins	467,620	(7)	1.8
David Beffa-Negrini	274,626	(8)	1.1
Bradley Mousseau	57,500	(9)	*
Peter Baxter	50,250	(10)	*
Mark Gavin	37,546	(11)	*
Donald Weatherson	25,000	(12)	*
Bruce Barone	13,500	(13)	*
Jack Ferguson	11,362	(14)	*
Joseph Baute	9,250	(15)	*
All current directors and executive officers as a group (12 individuals)	18,038,991	(16)	69.9%

*	Less than 1% of the total number of outstanding shares of Common Stock of the Company on January 31, 2005.

(1)	The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 31, 2005 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages include 25,132,250 shares outstanding as of January 31, 2005 and any shares subject to issuance upon exercise of options or other rights held by the person in question that were exercisable on or within 60 days after January 31, 2005.

(3)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup’s spouse, as to which Ms. Gallup disclaims beneficial ownership. Ms. Gallup has the sole power to vote or direct the vote as to 530,000 shares and dispose or direct the disposition of 8,699,094 shares. Ms. Gallup has shared voting power as to 16,388,188 shares.

(4)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust. Mr. Hall has the sole power to vote or direct the vote as to 241,695 shares and dispose or direct the disposition of all 8,410,789 shares. Mr. Hall has shared voting power as to 16,388,188 shares.

(5)

The information presented herein is as reported in, and based solely upon a Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2005 by FMR Corp. (“FMR”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,704,361 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. None of these investment companies owns more than 5% of the Company’s Common Stock. Edward C. Johnson III of FMR has the sole power to dispose or direct the disposition of all these shares. Neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)	The information presented herein is as reported in, and based solely upon a Schedule 13G (Amendment No. 2) filed with the SEC on February 9, 2005 by Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (together with the investment companies, the “Funds”). All shares of Common Stock are owned by the Funds, none of which, to Dimensional’s knowledge, owns more than 5% of the Company’s Common Stock. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the Common Stock of the Company that is owned by the Funds, and may be deemed to be the beneficial owner of 1,566,232 shares of the Company’s Common Stock held by the Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)	Consists of 467,320 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilkins has the right to acquire within 60 days after January 31, 2005 and 300 shares held of record by Mr. Wilkins’ children, as to which Mr. Wilkins disclaims beneficial ownership.

(8)	Includes 70,829 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Beffa-Negrini has the right to acquire within 60 days after January 31, 2005.

(9)	Consists of 57,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Mousseau has the right to acquire within 60 days after January 31, 2005.

(10)	Consists of 30,250 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baxter has the right to acquire within 60 days after January 31, 2005, and 20,000 shares jointly owned by Mr. Baxter and his spouse.

(11)	Consists of 37,546 shares of Common Stock owned by Mr. Gavin as of January 31, 2005. Mr. Gavin served as Chief Financial Officer from March 1998 until his resignation in October 2004.

(12)	Consists of 25,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Weatherson has the right to acquire within 60 days after January 31, 2005.

(13)	Includes 1,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Barone has the right to acquire within 60 days after January 31, 2005.

(14)	Includes 9,329 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Ferguson has the right to acquire within 60 days after January 31, 2005. Mr. Ferguson was appointed Interim Chief Financial Officer upon the resignation of Mr. Gavin in October 2004.

(15)	Includes 1,750 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baute has the right to acquire within 60 days after January 31, 2005.

(16)	Includes an aggregate of 668,478 shares of Common Stock issuable to the current directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after January 31, 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting. The Board of Directors is currently fixed at six members. The Company’s Bylaws provide that the directors of the Company will be elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Baxter will not stand for re-election at the Annual Meeting. Mr. Weatherson is nominated for election at the Annual Meeting.

The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the six nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee, other than Mr. Weatherson, is presently serving as a director and each nominee has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute nominee designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

The Board of Directors recommends a vote “FOR” the election of the nominees described below.

Set forth below are the name, age, and length of service as a director for each nominee of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience for at least the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director or nominee, directly or indirectly, as of January 31, 2005, appears under “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election to the Board of Directors

Patricia Gallup, age 51, is Chairman, President, and CEO of the Company. She has served on the Company’s Board of Directors since its inception, and has been Chairman since 1998. Ms. Gallup is a co-founder of the Company and has served as an executive officer since 1982. She was Chief Executive Officer from 1990 to 2001, and from September 2002 to the present. She has held the title of President of the Company since March 2003.

David Hall, age 56, is a co-founder of the Company and has served on the Company’s Board of Directors since its inception. Mr. Hall served as Vice Chairman of the Board from March 1998 to December 2004. Mr. Hall was an executive officer of the Company from 1982 to 1997, and since then has served as a project manager and advisor to the Company.

Bruce Barone, age 56, has served on the Company’s Board of Directors since June 2002. Since December 1998, he has worked as an independent consultant. Prior to December 1998, Mr. Barone was the President and CEO of Overseas Partners Ltd, a global reinsurance and real estate company, and served in a variety of senior financial positions at United Parcel Service (UPS).

Joseph Baute, age 77, has served on the Company’s Board of Directors since June 2001. From 1979 to 1993, Mr. Baute served as Chairman and Chief Executive Officer of Markem Corporation, an industrial marking and coding solutions provider. Since 1993, Mr. Baute has worked as an independent consultant. Mr. Baute serves on the board of directors of several privately-held companies.

David Beffa-Negrini, age 51, has served on the Company’s Board of Directors since September 1994 and as Vice President of Corporate Communications since June 2000. Prior to this role, Mr. Beffa-Negrini served the Company in a variety of senior management capacities in the areas of merchandising, marketing, and communications. He has been employed by the Company since 1983.

Donald Weatherson, age 67, is being nominated for election. Mr. Weatherson has served on the board of directors of the Company’s GovConnection subsidiary since May 2003. From November 2003 to May 2004, Mr. Weatherson served on an interim basis as Chief Executive Officer of GovConnection. From June 2000 to July 2002, Mr. Weatherson served as Vice President of North American Operations and Strategy for Compaq Computer Corporation. From April 1994 to June 2000, Mr. Weatherson served as Vice President of Compaq’s Government and Education business. From 1990 to 1993, Mr. Weatherson was Chief Executive Officer of the Navy Exchange System, a retail services company operated by the U.S. Navy. He retired from the Navy as a rear admiral in 1993.

No family relationship exists between any of our executive officers, directors, or director nominees.

Board Meetings and Attendance

The Board met ten times during 2004, either in person or by teleconference. During 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served. The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of stockholders. All of the directors attended the Company’s 2004 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established two standing committees–Audit and Compensation. The Audit Committee operates under a charter that has been approved by the Board.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm, and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 19 and 20 of this proxy statement).

The Audit Committee currently consists of Messrs. Barone, Baute, and Baxter. The Board of Directors has determined that each current member of the Audit Committee would qualify as an “audit committee financial expert” as defined in Item 401(h) of Regulation S K. The Audit Committee met fifteen times during 2004.

Immediately following the Annual Meeting, the Audit Committee shall consist of Messrs. Baute, Barone, and Weatherson. Each of Messrs. Baute and Barone is an “independent director” in accordance with NASDAQ National Market standards. Under applicable NASDAQ rules, among other requirements a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Baute, Barone, and Weatherson, who will comprise our Audit and Compensation Committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each of Messrs. Barone and Baute is an “independent director” as defined under NASDAQ Stock Market Rule 4200(a)(15). Mr. Weatherson does not qualify as an independent director under Rule 4200(a)(15) as a result of his interim service as Chief Executive Officer (“CEO”) of the Company’s GovConnection subsidiary from November 2003 to May 2004. At the time of his election as CEO of GovConnection, Mr. Weatherson was serving as Chairman of the Board of GovConnection. Until May 8, 2007, Mr. Weatherson will not qualify as an “independent director” under NASDAQ rules. The Board of Directors of the Company, consistent with NASDAQ Stock Market Rule 4350(d)(2)(B), has determined that such prior service as interim CEO of GovConnection does not interfere with Mr. Weatherson’s ability to exercise independent judgment as a director or member of the Audit Committee. As such the Board of Directors has determined that Mr. Weatherson is not precluded from membership on the Audit Committee and that his membership is in the best interests of stockholders given his experience and background, as well as the circumstances surrounding his appointment as interim CEO of GovConnection.

Compensation Committee

The Company also has a standing Compensation Committee of the Board of Directors that administers the Company’s stock incentive plan and determines the salary and incentive compensation of the Chief Executive Officer. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing evaluations of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

During 2004, the Compensation Committee held one meeting. The members of the Compensation Committee for the year ended December 2004 and until the Annual Meeting are Messrs. Barone, Baute, and Baxter. Immediately following the Annual Meeting, the Compensation Committee shall consist of Messrs. Barone, Baute, and Weatherson. A copy of the Compensation Committee Charter, as in effect on the date of this proxy statement, is attached as Appendix A. See “Report of the Compensation Committee.”

Controlled Company Status

The Company is a “Controlled Company” as defined in NASDAQ Stock Market Rule 4350(c). The Board of Directors has based this determination on the fact that approximately 68% of the voting stock of the Company is beneficially owned or controlled by Ms. Gallup and Mr. Hall.

The Company does not have a standing nominating committee, and the functions of evaluating and selecting directors have been performed by the Board of Directors as a whole. The Board will from time to time evaluate biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process.

Director Candidates

All of the Company’s current members of the Board of Directors have served as directors since 1997, except Mr. Barone, who became a director in June 2002, and Mr. Baute, who became a director in June 2001. Mr. Baxter will not stand for re-election at the Annual Meeting, and Mr. Weatherson is nominated for election at the Annual Meeting. Where called for, qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board of Directors desires a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, the Company, and its stockholders. In the event of a need for a new or additional director, the Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews, and such other information as they may deem relevant.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors has generally nominated the current directors for re-election at each annual meeting of stockholders. The Board has therefore not established special procedures for security holders to submit director recommendations. If the Company were to receive recommendations of candidates from the Company’s security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates.

Communicating with the Independent Directors

The Board of Directors has not implemented a process for stockholders of the Company to send communications to the Board.

Code of Ethics

The Company has adopted a written Code of Ethics that applies to the Company’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics was filed as an exhibit to the Company’s Form 10-K for its fiscal year ended December 31, 2003.

Directors’ Compensation

Messrs. Beffa-Negrini, Baxter, Baute, Barone, and Hall each received a $22,000 annual retainer and fees of $1,500 for each Board and committee meeting attended, unless the committee meeting was attended on a day of the Board meeting, in which case they received $1,000 for each committee meeting attended. In addition, the Board members receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings. Mr. Weatherson is nominated for election as a director and therefore did not receive any compensation as a director of the Company, whether in cash or otherwise, in 2004.

All of the directors are eligible to participate in the Company’s 1997 Stock Incentive Plan.

The following table describes the cash payments made to our directors during 2004.

Director	Cash Payments for Board and Committees
Bruce Barone	$53,500
Joseph Baute	53,500
Peter Baxter	52,000
David Hall	38,500
David Beffa-Negrini	38,500

Ms. Gallup does not receive compensation for her services as a member of the Company’s Board of Directors.

Certain Transactions

The Company currently has leases for a facility in Marlow, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall (“G&H”), a partnership owned solely by Patricia Gallup and David Hall, the Company’s principal stockholders. The lease for one of the Keene, New Hampshire facilities expires in July 2008 and requires annual rental payments of $141,276 (subject to adjustment every three years for changes in the consumer price index). The lease for the Marlow, New Hampshire facility expires in May 2007 and requires annual rental payments of $6,000. The second facility in Keene, New Hampshire is leased on a month-to-month basis requiring monthly rental payments of $1,344. These leases also obligate the Company to pay certain real estate taxes and insurance premiums on the premises. Rent expense under all such leases aggregated $163,404 for the year ended December 31, 2004.

In November 1997, the Company entered into a fifteen-year lease for a 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, L.L.C., an entity owned solely by Patricia Gallup and David Hall. The Company began occupying the new facility upon completion of construction in late November 1998, and lease payments began in December 1998. Annual lease payments under the terms of the lease are $911,400 for the first five years of the lease, increasing to $1,025,350 for years six through ten and to $1,139,400 for years 11 through 15. The lease is in its seventh year. The lease requires the Company to pay its proportionate share of real estate taxes and common area maintenance charges as additional rent and also to pay insurance premiums for the leased property. The Company has the option to renew the lease for two additional terms of five years.

During 2004 the Company provided various facilities management, maintenance, financial, tax, and legal services to certain affiliates in connection with the operation of facilities leased by the Company from those affiliates. The Company was reimbursed $73,820 by G&H during 2004 for those services.

The 1998 PC Connection Voting Trust

In connection with the Company’s initial public offering in March 1998, Patricia Gallup and David Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the “Voting Trust”) of which they serve as co-trustees. The Voting Trust is the record holder of 16,338,188 shares of Common Stock as of the record date, April 22, 2005. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, must agree as to the manner of voting the shares of Common Stock of the Company held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, the Board of Directors may require the co-trustees to execute and deliver to the Secretary of the Company a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by the Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee’s shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of Common Stock of the Company or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

Executive Compensation

Summary Compensation Table. The following table sets forth certain compensation information for the years ended December 31, 2004, 2003, and 2002 for all persons who served as Chief Executive Officer of the Company or in a similar capacity during 2004 and the three other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2004 and one other executive officer of the Company who ceased serving as an executive officer during 2004 (collectively, the “Named Executive Officers”), as required under applicable rules of the SEC.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)	All Other Compensation($)
Patricia Gallup President, Chief Executive Officer, and Chairman of the Board(2)	2004 2003 2002	$430,000 430,000 417,308		— — —	— — —	— — —	$5,145 4,350 4,100	(3) (4) (5)

Robert F. Wilkins Executive Vice President	2004 2003 2002	403,462 375,000 375,000		— — —	— — —	— 300,000 —	851 840 840	(3) (4) (5)

Mark A. Gavin Senior Vice President of Finance and Chief Financial Officer(6)	2004 2003 2002	260,000 247,500 210,000		— — —	— — —	— 300,000 15,000	2,764 2,789 3,194	(3) (4) (5)

Bradley G. Mousseau Vice President of Human Resources	2004 2003 2002	190,480 165,250 155,385		$30,000 — —	— — —	— 100,000 15,000	3,007 3,252 3,051	(3) (4) (5)

Jack L. Ferguson Treasurer and Interim Chief Financial Officer(7)	2004 2003 2002	153,250 130,212 128,750	(8)	9,800 — 2,500	— — —	— — 2,500	5,192 5,146 3,463	(3) (4) (5)

(1)	In accordance with the rules of the SEC, perquisites and other personal benefits have been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2)	Ms. Gallup assumed the duties of the office of the President upon the resignation of the former President in March 2003, along with her existing duties as Chief Executive Officer and Chairman of the Board. Ms. Gallup also served as Chief Executive Officer until June 2001 and resumed the duties of that office in September 2002 upon the resignation of the former Chief Executive Officer.

(3)	Consists of: (a) the Company’s contribution for Ms. Gallup and Messrs. Gavin, Mousseau, and Ferguson under the Company’s 401(k) Plan in the amount of $3,075, $2,200, $2,216, and $1,961, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilkins, Gavin, Mousseau, and Ferguson in the amounts of $2,070, $851, $564, $791, and $3,231, respectively.

(4)

Consists of: (a) the Company’s contribution for Ms. Gallup and Messrs. Gavin, Mousseau, and Ferguson under the Company’s 401(k) Plan in the amount of $3,000, $2,257, $2,479, and $1,935, respectively; and

(b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup and Messrs. Wilkins, Gavin, Mousseau, and Ferguson in the amounts of $1,350, $840, $532, $773, and $3,211, respectively.

(5)	Consists of: (a) the Company’s contributions for Ms. Gallup and Messrs. Gavin, Mousseau, and Ferguson under the Company’s 401(k) Plan in the amount of $2,750, $2,750, $2,331, and $1,823, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup and Messrs. Wilkins, Gavin, Mousseau, and Ferguson in the amounts of $1,350, $840, $444, $720, and $1,640, respectively.

(6)	Mr. Gavin served as Chief Financial Officer from March 1998 until his resignation from the Company in October 2004.

(7)	Mr. Ferguson was appointed Interim Chief Financial Officer upon the resignation of Mr. Gavin in October 2004.

(8)	Mr. Ferguson’s salary reflects an additional $22,500 for the period during which he served as Interim Chief Financial Officer.

Employment and Severance Agreements

The Company is a party to employment agreements with Ms. Gallup and Messrs. Wilkins and Mousseau. Each employment agreement contains provisions for establishing the annual base salary and bonus for each such executive officer. The Named Executive Officers, except Mr. Gavin and Mr. Ferguson, are eligible to receive an annual bonus based upon the achievement of individual and Company goals. The employment agreements may be terminated by either Ms. Gallup, Mr. Wilkins, Mr. Mousseau, or the Company. Mr. Wilkins’ employment agreement provides that if the Company terminates his employment without cause (as defined therein), the Company is required to pay Mr. Wilkins’ severance payments at his then current base salary for a period of twelve months. Mr. Wilkins’ employment agreement includes certain non-compete obligations which extend for two years following termination of his employment. The Company has entered into a letter agreement with Mr. Mousseau, providing for severance payments for six months of his then annual base salary if the Company terminates his employment for any reason other than for cause or for a change in control (as defined therein). In the event of termination resulting from a change in control of the Company, such severance payments would extend for a total of twelve months. Mr. Mousseau’s letter agreement includes certain non-compete obligations which extend for eighteen months following his termination of employment.

The Company entered into a separation agreement with Mark A. Gavin on October 21, 2004. This agreement superseded his employment agreement dated February 5, 1998. In consideration for entering into the separation agreement, Mr. Gavin is entitled to receive his base salary and benefits for six months commencing on November 20, 2004. Mr. Gavin is entitled to an additional six months of salary continuance in consideration for his entering into a Non-Compete, Non-Solicitation Agreement with the Company. These non-compete, non-solicitation obligations extend for twelve months following his termination of employment in October 2004.

Option Grants

The Company did not grant any stock options or stock appreciation rights to its Named Executive Officers during the year ended December 31, 2004, and no stock options were exercised by the executive officers in 2004.

Option Exercises and Year-End Values. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2004, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2004:

Aggregate Option Exercises in Last Fiscal Year and

Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Patricia Gallup	—	—	—	—	$—	$—
Robert Wilkins	—	—	462,320	280,000	135,698	782,500
Mark Gavin	—	—	130,001	—	142,212	—
Bradley Mousseau	—	—	55,625	96,875	67,713	229,175
Jack Ferguson	—	—	9,079	1,500	22,029	5,988

(1)	Value is calculated based on the difference between the option exercise price and the closing market price of the Company’s Common Stock on the NASDAQ National Market on the date of exercise, multiplied by the number of shares exercised.

(2)	Represents the difference between the last reported sales price of the Company’s Common Stock as reported by the NASDAQ National Market on December 31, 2004 ($9.52), the last trading day of 2004, and the exercise price of the option, multiplied by the number of shares subject to the option.

Report of the Compensation Committee

This report is submitted by the Compensation Committee and addresses the Company’s compensation policies for 2004 as they affected Ms. Gallup and the Company’s other executive officers. In 2004 and until the Annual Meeting, the Committee consists of Messrs. Baxter, Barone, and Baute, each of whom is an independent, non-employee director. Immediately following the Annual Meeting, the Compensation Committee shall consist of Messrs. Barone, Baute, and Weatherson.

The Compensation Committee annually sets the compensation of the Chief Executive Officer. The Compensation Committee also reviews and approves or recommends for approval to the Board of Directors the recommendations of the Chief Executive Officer regarding the compensation of the Company’s other executive officers. In addition, the Committee administers the Company’s stock incentive plans as recommended by the Chief Executive Officer.

Each of the Named Executive Officers regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each Named Executive Officer.

The Compensation Committee seeks to achieve three broad goals in connection with the Company’s compensation philosophy and decisions regarding compensation. First, the Company is committed to providing executive compensation designed to attract, retain, and motivate executives who contribute to the long-term success of the Company and are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industry in which the Company operates. Second, the Company wants to reward executives for the achievement of business objectives of the Company and/or the individual executive’s particular area of responsibility. By tying compensation in part to achievement, the Company believes that a performance-oriented environment is created for the Company’s executives. Finally, compensation is intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company’s executives with the performance of the Company’s Common Stock.

Each executive’s total compensation depends upon the executive’s performance against specific objectives. These objectives include both quantitative factors related to the Company’s short-term financial objectives and qualitative factors such as (a) demonstrated leadership ability, (b) management development, (c) compliance with

Company policies, and (d) anticipation of and response to changing market and economic conditions, to enhance the Company’s ability to operate profitably. Compensation for the Company’s executives generally consists of three elements:

salary—levels are generally set by reviewing compensation for competitive positions in the market and considering the executive’s level of responsibility, qualifications, and experience, as well as the Company’s financial performance and the individual’s performance;

bonus—amounts are generally based on achievement of the Company’s performance goals in any given year; and

stock option grants—options provide long-term incentives to promote and identify long-term interests between the Company’s employees and its stockholders and to assist in the retention of executives.

In addition, executives are also eligible to receive various benefits, including medical, disability, and life insurance plans, and may participate in the Company’s stock purchase plan and 401(k) qualified savings plan. All of these benefits are generally available to all employees of the Company.

In making decisions regarding the compensation of the Chief Executive Officer, the Compensation Committee considered the input of the Company’s other directors and other publicly available information relating to comparable direct marketing firms of information technology products. In order to attract, retain, and motivate the talented personnel it needs, the Company has structured its executive compensation program to provide its employees with cash compensation competitive with total compensation paid by comparable companies. Bonuses are primarily based on corporate performance, with actual awards varying greatly according to the Company’s overall performance and the individual’s impact on that performance.

Base Salaries for 2004

Ms. Gallup’s salary was set for 2004 at $430,000. The Compensation Committee also reviewed the annual salary levels for all other Named Executive Officers. These salary levels were designed to remain competitive within the market.

Bonus Compensation for 2004

Messrs. Mousseau and Ferguson received bonuses for 2004 based upon their achievement of certain performance goals. The other Named Executive Officers did not receive a bonus for 2004.

Stock Option Awards in 2004

The Compensation Committee reviews and approves all grants of stock options to the Company’s Named Executive Officers and reviews all grants of stock options to other employees. The Company did not grant any stock options to its Named Executive Officers in 2004, although it did make periodic grants to various managerial employees. All grants of stock options were reviewed by the full Board of Directors.

Compensation of Chief Executive Officer

The Company’s compensation plans are designed to provide incentive and reward for individual achievement and for meeting company goals. As with other executive officers, the Chief Executive Officer’s compensation reflects this philosophy. The factors of determining compensation for the CEO are generally the same as for other Company executives. Ms. Gallup did not participate in any decisions regarding her own compensation.

The Compensation Committee has determined that, based upon a review of the Company’s operations and salaries of Chief Executive Officers of comparable companies, Ms. Gallup’s salary for 2005 will be $445,000. In light of her substantial current stock ownership, the Compensation Committee determined not to recommend to the Board of Directors any award of equity-based compensation. The Compensation Committee believes that Ms. Gallup’s compensation has been set at a level competitive with other companies in the industry.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Peter Baxter, Chairman

Bruce Barone

Joseph Baute

Compensation Committee and Interlocks and Insider Participation

The members of the Compensation Committee for 2004 and until the Annual Meeting are Messrs. Barone, Baute, and Baxter. No member of the Compensation Committee was at any time during 2004, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company. Immediately following the Annual Meeting, the Compensation Committee shall consist of Messrs. Barone, Baute, and Weatherson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of copies of reports filed by individuals required to make filings (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for 2004 were timely filed, except that Mr. Beffa-Negrini, a member of the Board, failed to timely file a Form 4 in December 2003 to report the receipt of a stock option grant of 50,000 shares, and Mr. Mousseau, an executive officer, failed to timely file a Form 4 in December 2003 to report the receipt of a stock option grant of 50,000 shares. Both reporting persons filed late the required Form 4s with the SEC on January 27, 2004.

Stock Performance Graph

The following stock performance graph compares cumulative total stockholder return on the Company’s Common Stock for the period from December 31, 1999 through December 31, 2004 with the cumulative total return for (i) the Russell 2000 Index and (ii) the Company’s Peer Group. This graph assumes the investment of $100 on December 31, 1999 in the Company’s Common Stock, the Russell 2000 Index, and the Company’s Peer Group and assumes dividends are reinvested. The Company’s Peer Group consists of CDW Computer Centers, Inc., PC Mall, Inc., Insight Enterprises, Inc., Zones, Inc., and Systemax, Inc.

	Annual Return Percentage
	Years Ended
Company Name / Index	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
PC Connection, Inc.	-54.89	42.94	-65.81	62.23	15.74
Russell 2000 Index	-3.02	2.49	-20.48	47.25	18.33
Peer Group	-35.45	80.32	-26.83	47.99	16.09

	Base Period Dec-99	Indexed Returns
		Years Ended
Company Name / Index		Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
PC Connection, Inc.	100	45.11	64.48	22.04	35.76	41.39
Russell 2000 Index	100	96.98	99.39	79.03	116.38	137.71
Peer Group	100	64.55	116.40	85.16	126.03	146.32

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon exercise of options, warrants, and rights under all of the Company’s equity compensation plans as of December 31, 2004, including the 1993 Incentive and Non-Statutory Stock Option Plan (the “1993 Plan”), as amended, the 1997 Stock Incentive Plan, as amended, and the Company’s Employee Stock Purchase Plan (the “ESPP”). The Company’s stockholders have approved all of these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)(2)(3)
Equity Compensation Plans Approved by Security Holders	2,346,603	$10.90	1,035,745
Equity Compensation Plans Not Approved by Security Holders	None	N/A	N/A

Total	2,346,603	$10.90	1,035,745

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2)	Includes 56,268 shares of Common Stock issuable under the Company’s ESPP, all of which are issuable in connection with the current offering period which ends on June 30, 2005.

(3)	With respect to the 1993 Plan, the table excludes shares available for issuance because the Company does not intend to grant any additional options under the 1993 Plan and has not granted options under the 1993 Plan since March 1998.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1997, the Company adopted the ESPP which permits eligible employees to purchase shares of the Company’s Common Stock at a discounted price. In May 2002 and April 2003, the Board of Directors adopted increases in the number of shares issuable under the ESPP, and in June 2002 and 2003, the Company’s public stockholders also approved such respective increases. On April 22, 2005, the Board of Directors adopted resolutions, subject to stockholder approval, to approve an amendment to the ESPP, to increase the number of shares of Common Stock authorized for issuance thereunder from 637,500 to 837,500.

As of April 22, 2005, 56,268 shares were available for issuance under the ESPP.

The Board of Directors believes that the approval of the amendment to the ESPP is in the best interests of the Company and its stockholders and recommends a vote “FOR” this proposal and the reservation of 200,000 shares of Common Stock for issuance thereunder.

Summary of the ESPP

The following is a brief summary of the ESPP. The following summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix B to this Proxy Statement.

Administration and Eligibility

The ESPP is administered by the Board of Directors or the Compensation Committee, which has the authority to make rules and regulations for the administration of the ESPP. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the ESPP, provided he or she

•	is employed by the Company or any eligible subsidiary on the applicable offering commencement date;

•	is customarily employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year; and

•	has been employed by the Company or any eligible subsidiary for at least six months prior to enrolling in the ESPP. As of April 22, 2005, approximately 1,032 employees were eligible to participate in the ESPP.

The following table sets forth (a) the market value of the shares of the Company’s Common Stock issued under the ESPP during the fiscal year ended December 31, 2004 based on the closing price of $9.52 on that date minus the purchase price of such shares and (b) the number of shares purchased under the ESPP by designated individuals and groups (including all associates of the directors and executive officers included in the table) during the fiscal year ended December 31, 2004:

1997 Employee Stock Purchase Plan
Name and Position	Dollar Value ($)	Number of Units
Patricia Gallup President, Chief Executive Officer, and Chairman of the Board	$—	—

Robert Wilkins Executive Vice President	—	—

Mark A. Gavin Senior Vice President of Finance and Chief Financial Officer	—	—

Bradley G. Mousseau Vice President of Human Resources	—	—

Jack Ferguson Treasurer and Interim Chief Financial Officer	—	—

All current executive officers as a group	12,121	3,050

All current directors who are not executive officers as a group	—	—

All employees, including all current officers who are not executive officers, as a group	260,790	69,886

On April 22, 2005, the last reported sale price of the Company’s Common Stock on the NASDAQ National Market was $6.03 per share.

Offering Periods

The ESPP is implemented through a series of offerings, each of which is six months in length. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have a percentage up to 10% withheld from his or her pay for purposes of purchasing shares under the ESPP, subject to certain limitations on the maximum number of shares that may be purchased.

Payment of Purchase Price

The price of shares purchased pursuant to the ESPP is 85% of the closing price of the Company’s common stock on (i) the first business day of such plan period or (ii) the last business day of such plan period, whichever is lower.

Amendment or Termination

The Board of Directors may at any time terminate or amend the ESPP, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by Section 423 of the Code, and in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; or

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The ratification of this selection by the Audit Committee is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Audit Committee in selecting the Company’s independent registered public accounting firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Additional Information

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates (“Deloitte & Touche”) billed to the Company for audit and other services in 2004 and 2003, respectively. The Audit Committee of the Company’s Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Fee Category	2004	2003
Audit Fees (1)	$462,000	$450,000
Audit-Related Fees (2)	47,000	32,000
Tax Fees (3)	154,000	134,000

Total Fees	$663,000	$616,000

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits and advisory services connected with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, and claims for refunds and tax payment-planning services, accounted for $74,000 of the total tax fees billed in 2004 and $63,000 of the total tax fees billed in 2003. Tax advice and tax planning services relate to assistance with tax audits, employee benefit plans, and multi-state tax consulting.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a revised written charter adopted and approved in March 2004. In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and other such duties as directed by the Board. Each member of the Audit Committee is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on audit committees as set forth in the Audit Committee Charter and in the corporate governance standards of the NASDAQ National Stock Market.

During fiscal year 2004, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written disclosure describing all relationships between the independent registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm’s independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other, non-audit related services to the Company, which are referred to in this Proxy Statement under the heading “Ratification of Selection of Independent Registered Public Accounting Firm,” is compatible with maintaining such registered public accounting firm’s independence.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all matters required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” including the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firms’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004 with management and the independent registered public accounting firm. Management is responsible for the preparation of the Company’s financial statements and the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements. As appropriate, the Audit Committee reviews and evaluates and discusses with the Company’s management, internal accounting, financial, and auditing personnel, and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firms’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting and disclosure rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial, and auditing personnel.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent registered public accounting firm and the Board concurred in such recommendation.

Joseph Baute, Chairman

Bruce Barone

Peter Baxter

ADDITIONAL INFORMATION

Matters to be Considered at the Annual Meeting

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2000). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2000).

Solicitation of Proxies

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, and personal interviews. The Company will also request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office in Merrimack, New Hampshire not later than January 11, 2006, for inclusion in the proxy statement for that meeting.

If a stockholder of the Company who holds less than 40% of the shares of capital stock of the Company issued and outstanding and entitled to vote wishes to present a proposal before the 2006 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give timely notice of such proposal to the Secretary of the Company at the principal offices of the Company. The required notice must be delivered to or mailed and received at the principal executive offices of the Company not later than April 10, 2006 nor earlier than March 11, 2006. Notwithstanding the foregoing, if the Company provides less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder or stockholders to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

The advance notice provisions of the Company’s bylaws supercede the notice requirements contained in the recent amendments to Rule 14a-8 under the Exchange Act.

By Order of the Board of Directors,

Steven Markiewicz

May 2, 2005

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

PC CONNECTION, INC.

COMPENSATION COMMITTEE CHARTER

A.	Purpose

The purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities relating to compensation of the Company’s CEO and its executive officers.

B.	Structure and Membership

1.    Number.    The Compensation Committee shall consist of at least three members of the Board of Directors.

2.    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Compensation Committee shall be an “independent director” as defined by the applicable NASDAQ rules.

3.    Chair.    Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4.    Compensation.    The compensation of Compensation Committee members shall be as determined by the Board of Directors.

5.    Selection and Removal.    Members of the Compensation Committee shall be appointed by the Board of Directors, upon the recommendation of the Chairman. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1.    Executive Officer Compensation.    The Compensation Committee, or a majority of the independent directors serving on the Board of Directors, shall review and approve, or recommend for approval by the Board of Directors, the compensation of the Company’s Chief Executive Officer (the “CEO”) and, together with the recommendations of the CEO, the Company’s other executive officers, including salary, bonus, and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or the independent directors, as the case may be, shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.

2.    Evaluation of Senior Executives.    The Compensation Committee shall be responsible for overseeing the evaluation of the Company’s senior executives. In conjunction with the Audit Committee in the case of the evaluation of the senior financial management, the Compensation Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation, supervise the conduct of the evaluation and prepare assessments of the performance of the Company’s senior executives, to be discussed periodically with the Board of Directors.

3.    Plan Recommendations and Approvals.    The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation and equity-based plans that are subject to approval by the Board of Directors. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company, the Compensation Committee, or a majority of the independent directors serving on the Board of Directors, shall approve such plans. The Compensation Committee may delegate authority to the CEO to grant options under such equity-based plans consistent with this Charter.

4.    Administration of Plans.    The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase, and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee, or a majority of the independent directors serving on the Board of Directors, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).

5.    Director Compensation.    The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

6.    Management Succession.    The Compensation Committee shall periodically review and make recommendations to the Board of Directors relating to management succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO.

7.    Compensation Committee Report on Executive Compensation.    The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

8.    Compensation Committee Report on Repricing of Options/SARs.    If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

9.    Additional Powers.    The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.    Meetings.    The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities, but not less than once each year. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.    The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

3.    Reports to Board.    The Compensation Committee shall report regularly to the Board of Directors.

4.    Charter.    The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.    Consulting Arrangements.    The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6.    Independent Advisors.    The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting, and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7.    Investigations.    The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

PC Connection, Inc. Compensation Committee Charter adopted April 22, 2005.

Attest: /s/    Steven Markiewicz

    Steven Markiewicz, Secretary

APPENDIX B

PC CONNECTION, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

November 21, 1997

Amended on May 16, 2002, April 28, 2003, and April 22, 2005

The purpose of this Plan is to provide eligible employees of PC Connection, Inc., a Delaware corporation (the “Company”), and certain of its U.S. subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), commencing on January 1, 1999. Three Hundred Thirty-Seven Thousand Five Hundred (337,500) shares of Common Stock in the aggregate have been reserved for this purpose.

1.    Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility.    Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.    Offerings.    The Company will make one or more offerings (each, an “Offering”) to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month or one-year period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee (“Appropriate Authorization”), at least ten (10) days prior to the applicable Offering Commencement Date. The Appropriate Authorization will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee notifies the Company of a new Appropriate

Authorization or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee’s total payroll deductions during a calendar year exceed $20,000. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.    Deduction Changes.    An employee may increase, decrease or discontinue his or her payroll deduction once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.    Interest.    Interest will not be paid on any employee accounts.

8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month Plan Period) or $25,000 (in the case of a one-year Plan Period) by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.    Merger.    In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 50% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the “New Exercise Date”) for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution, or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

16A.    Holding Period.    Beginning on July 1, 2002 and each Plan Period thereafter, no employee participating in the Plan may sell or in any way transfer (other than by testamentary or intestate disposition) shares acquired under the Plan for a period of one year following the Exercise Date of a Plan Period.

17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.    Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.    Governing Law.    The Plan shall be governed by New Hampshire law except to the extent that such law is preempted by federal law.

22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Effective Date and Approval of Shareholders.    The Plan shall take effect on January 1, 1999, but is subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on November 21, 1997

Approved by the stockholders on

February 17, 1998

Amendment No. 1 to

PC Connection, Inc.

1997 Employee Stock Purchase Plan

The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Five Hundred Thirty-Seven Thousand Five Hundred (537,500) shares of Common Stock in the aggregate have been reserved for this purpose.”

Amendment Adopted by the Board of Directors on May 16, 2002

Amendment Approved by the stockholders on June 18, 2002

Amendment No. 2 to

PC Connection, Inc.

1997 Employee Stock Purchase Plan

The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Six Hundred Thirty-Seven Thousand Five Hundred (637,500) shares of Common Stock in the aggregate have been reserved for this purpose.”

Amendment Adopted by the Board of Directors on April 28, 2003

Amendment Approved by the stockholders on June 3, 2003

Amendment No. 3 to

PC Connection, Inc.

1997 Employee Stock Purchase Plan

The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Eight Hundred Thirty-Seven Thousand Five Hundred (837,500) shares of Common Stock in the aggregate have been reserved for this purpose.”

Amendment Adopted by the Board of Directors on April 22, 2005

PC CONNECTION, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company to be held on Thursday, June 9, 2005 at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, at 10:00 a.m., Eastern time, or any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE FILL IN, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

1.	To elect the following six directors for the ensuing year:

Nominees: Patricia Gallup, David Hall, Bruce Barone, Joseph Baute, David Beffa-Negrini, and Donald Weatherson.

☐ For	☐ Withheld
For all nominees except as noted above

2.	To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance from 637,500 shares to 837,500 shares.

☐ For	☐ Against	☐ Abstain

3.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as independent registered public accounting firm for the current year.

☐ For	☐ Against	☐ Abstain

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:
Signature:	Date: